UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2013

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 12, 2013, the Board of Directors (“the Board”) of General Communication, Inc. (“GCI”), based upon the recommendation of the Board’s Compensation Committee, approved certain modifications to the incentive compensation plan of Ronald A. Duncan, GCI’s President and a member of the Board.  The terms and conditions of such incentive compensation plan were initially reported in a Current Report on Form 8-K filing made by GCI on October 15, 2010, and were subsequently described in the definitive proxy statements filed by GCI on May 12, 2011, and May 16, 2012 (the descriptions of such incentive compensation plan are collectively referred to herein as, the “Incentive Compensation Plan Descriptions”).

The Board approved a decrease of $240,000, to $1,560,000, in his total annual target incentive compensation effective January 1, 2013.  The Board approved an increase to his annual salary of the same amount.  The following table shows the revised annual target incentive compensation for Mr. Duncan under each of the components set forth in the Incentive Compensation Plan Descriptions:

Ronald A. Duncan
Free Cash Flow Goal	$350,000
Capex Spending	$200,000
Discretionary – Short-term	$660,000
Discretionary – Long-term	$350,000
Total Annual Target Incentive Plan Compensation	$1,560,000

There were no other changes to Mr. Duncan’s incentive compensation arrangements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: February 14, 2013

	By	/s/ John M. Lowber
Name: John M. Lowber
Title: Senior Vice President,
Chief Financial Officer,
Secretary and Treasurer
(Principal Financial Officer)